                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             _____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 23, 1999


                       INDUSTRIAL SCIENTIFIC CORPORATION
               (Exact Name of Registrant as Specified in Charter)


PENNSYLVANIA                             0-21838                 25-1481281
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
of Incorporation)                                            Identification No.)


1001 Oakdale Road, Oakdale, PA                                     15071
(Address of Principal Executive Offices)                        (Zip Code)


     Registrant's telephone number, including area code:    (412) 788-4353

                                Not Applicable.
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

MERGER OF INDUSTRIAL SCIENTIFIC CORPORATION

     On February 23, 1999, Industrial Scientific Corporation ("Industrial Scientific") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Industrial Scientific Acquisition Corporation ("Buyer"), a Pennsylvania corporation wholly-owned by Kenton E. McElhattan, Kent D. McElhattan and Florence L. McElhattan (collectively, the "Majority Shareholders"). Pursuant to the Merger Agreement, and subject to the terms thereof, the Buyer would merge with and into Industrial Scientific (the "Merger"), with Industrial Scientific as the surviving corporation. As of the effective time of the Merger, each outstanding share of common stock of Industrial Scientific, par value $.01 per share ("Common Stock") will be converted into the right to receive $28.50 in cash, without interest, other than Common Stock (i) held in the treasury of Industrial Scientific or by any wholly-owned subsidiary of Industrial Scientific, (ii) owned by the Majority Shareholders and their affiliates (which Common Stock will be contributed to the Buyer prior to the Merger), and (iii) held by shareholders who have demanded properly in writing appraisal for such shares in accordance with Part I, Chapter 15, Subchapter D, of the Pennsylvania Business Corporation Law of 1988. The Merger Agreement has been approved by the Board of Directors of Industrial Scientific based upon the recommendation of a Special Committee of the Board of Directors comprised of Directors who are not employees of Industrial Scientific.

     The Majority Shareholders, who collectively own in the aggregate approximately 67.7% of the outstanding shares of the Company common stock, approved the Merger Agreement by written consent on February 23, 1999, following the execution of the Merger Agreement.

     Consummation of the Merger is subject to satisfaction or waiver by the parties of certain closing conditions, including (a) a restriction on the payment of dividends or other distributions with respect to the Common Stock,
(b) the absence of litigation, including litigation challenging the Merger, and
(c) other customary closing conditions.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated by reference in its entirety.

     On February 24, 1999, Industrial Scientific issued a press release announcing the Merger. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


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

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

     (a)  Not applicable.
     (b)  Not applicable.
     (c)  Exhibits.

     2.1 Agreement and Plan of Merger, dated as of February 23, 1999, by and between Industrial Scientific Corporation and Industrial Scientific Acquisition Corporation

    99.1  Press Release of Industrial Scientific dated February 24, 1999

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      INDUSTRIAL SCIENTIFIC CORPORATION


                                      By:      /s/ James P. Hart
                                          -------------------------------------
                                           Name:   James P. Hart
                                                 ------------------------------
                                           Title:  Vice President and
                                                  -----------------------------
                                                   Chief Financial Officer
                                                  -----------------------------



February 24, 1999

                                 EXHIBIT INDEX


2.1 Agreement and Plan of Merger, dated as of February 23, 1999, by and between Industrial Scientific Corporation, and Industrial Scientific Acquisition Corporation

99.1  Press Release of Industrial Scientific dated February 24, 1999













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